UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.      )
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
WESTWOOD ONE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrants)
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Dear Shareholders:
      Enclosed with this letter is a Proxy Statement and proxy card for the Annual Meeting of Shareholders of Westwood One, Inc. (the “Company”) to be held on May 16, 2006 at 10:00 a.m., Pacific Time, in the Dayton Meeting Room of The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, CA 90210. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which report contains consolidated financial statements and other information of interest with respect to the Company and its shareholders is also included with this mailing.
      The purpose of the Annual Meeting is to elect four directors, to ratify the appointment of the Company’s independent accountants and to conduct such other business as may properly come before the meeting. At the Annual Meeting, the holders of Common Stock, voting alone, will elect three independent members of the Company’s Board of Directors. Holders of Common Stock and Class B Stock, voting together, will elect one non-independent member of the Company’s Board of Directors, ratify the appointment of the Company’s independent accountants, and consider and act upon such other business as may properly come before the meeting.
      IT IS IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE PROVIDED POSTAGE-PAID ENVELOPE IF YOU DO NOT INTEND TO BE PRESENT AT THE MEETING. IF YOU DO LATER DECIDE TO ATTEND, YOUR PROXY WILL AUTOMATICALLY BE REVOKED IF YOU VOTE IN PERSON. ACCORDINGLY, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE PROXY CARD NOW IN ORDER TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.
      We appreciate your continued support.

Sincerely,

WESTWOOD ONE, INC.

Norman J. Pattiz
Chairman of the Board
April 24, 2006

40 West 57th Street, 5th Floor
New York, NY 10019
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 16, 2006
To Our Shareholders:
      The Annual Meeting of the Shareholders of Westwood One, Inc. (the “Company”) will be held in the Dayton Meeting Room of The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, CA 90210 on May 16, 2006 at 10:00 a.m., Pacific Time for the following purposes:

(1)	To elect four members of the Company’s Board of Directors;

(2)	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006; and

(3)	To consider and act upon such other business as may properly come before the meeting.
      Shareholders of record at the close of business on April 14, 2006 will be entitled to notice of and to vote at the Annual Meeting, and a list of such shareholders will be available for examination during ordinary business hours at least ten days prior to the Annual Meeting by any shareholder, for any purpose germane to the Annual Meeting, at the Company’s offices at 9540 Washington Boulevard, Culver City, California 90232 (telephone (310) 840-4000).
      Whether or not you intend to be present at the meeting, please mark, date, sign and mail the enclosed proxy in the provided postage-paid envelope as promptly as possible. You are cordially invited to attend the Annual Meeting and your proxy will be revoked if you are present and vote in person.

By Order of the Board of Directors

David Hillman
Secretary
April 24, 2006

GENERAL
ABOUT THE MEETING
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION SUMMARY TABLE
SHAREHOLDER RETURN PERFORMANCE GRAPH
PROPOSAL 1 - ELECTION OF DIRECTORS
PROPOSAL 2 – SELECTION OF INDEPENDENT ACCOUNTANTS
OTHER MATTERS
SOLICITATION
SHAREHOLDER PROPOSALS FOR 2007

40 West 57th Street
New York, NY 10019

Proxy Statement

GENERAL
      This proxy statement (first mailed to shareholders on or about April 24, 2006) is furnished in connection with the solicitation of proxies by Westwood One, Inc., a Delaware corporation (the “Company” or “Westwood”), for use at the Annual Meeting of Shareholders of the Company to be held on May 16, 2006 at 10:00 a.m., Pacific Time, in the Dayton Meeting Room of The Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, CA 90210, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.
      The Company’s Annual Report on Form 10-K for the year ended December 31, 2005, including consolidated financial statements and other information, accompanies this Proxy Statement but does not form a part of the proxy soliciting material.
ABOUT THE MEETING
What is the purpose of the annual meeting?
      At our annual meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders accompanying this proxy statement, including the election of directors, the ratification of the selection of the Company’s independent auditors and such other business as may properly come before the meeting. In addition, management will report on the performance of the Company during 2005 and respond to questions from shareholders.
Who is entitled to vote at the meeting?
      Only shareholders of record at the close of business on April 14, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. As of the record date, there were 86,262,901 shares of Common Stock of the Company (“Common Stock”) outstanding, excluding treasury shares, and 291,796 shares of Class B Stock of the Company (“Class B Stock”) outstanding.
What are the voting rights of holders of the Company’s Common Stock and Class B Stock?
      Under the Company’s certificate of incorporation, each holder of outstanding Common Stock is entitled to cast one (1) vote for each share of Common Stock held by such holder and each holder of Class B Stock is entitled to cast fifty (50) votes for each share of Class B Stock held by such holder. Only the Common Stock is publicly traded.
Who can attend the meeting?
      All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, please note that cameras, recording devices and other electronic devices will not be permitted at the meeting.
      Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date in order to gain entrance.

What constitutes a quorum?
      With respect to the election of the directors to be elected by the holders of the Common Stock voting alone, the presence at the meeting, in person or by proxy, of the holders of at least one-third of the shares of Common Stock outstanding on the record date and the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the holders of Common Stock to take action on that matter. With respect to all other matters to be voted on at the meeting, the presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the Common Stock and the Class B Stock outstanding on the record date will constitute a quorum, permitting the shareholders to take action on those matters.
      Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum.
How do I vote?
      If you complete and properly sign and date the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and vote, although attendance at the meeting will not by itself revoke a previously granted proxy.
What are the Board’s recommendations?
      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors of the Company (the “Board” or the “Board of Directors”). The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of the nominated directors; and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal 2006.
      Management is not aware of any matters, other than those specified above, that will be presented for action at the annual meeting, but if any other matters do properly come before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.
What vote is required to approve each item?
      With respect to each matter to be voted on, the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting will be required to approve each such matter. Other than with respect to the election of Messrs. Dennis, Carnesale and Little, the Common Stock and the Class B Stock vote together as a class on all matters proposed. With respect to the election of Messrs. Dennis, Carnesale and Little, the Common Stock votes separately as a class and the Class B Stock does not vote. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.
What is beneficial ownership?
      Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage of ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.
How much stock do the Company’s largest shareholders and directors and executive officers own?
      The following table shows the amount of the Common Stock and Class B Stock beneficially owned (unless otherwise indicated) by our largest shareholders (those who own more than 5% of the outstanding class of shares), our directors, the current executive officers named in the Executive Compensation Summary Table below and those directors and executive officers as a group. Except as otherwise indicated, all information is as of April 14, 2006. At April 14, 2006, there were 86,262,901 shares of Common Stock outstanding and 291,796 shares of Class B Stock outstanding.

	Aggregate Number of Shares
	Beneficially Owned(1)

	Common Stock			Class B Stock

Name and Address of Beneficial Owner	Number		Percent	Number	Percent

CBS Radio Network Inc., a subsidiary of CBS Radio Inc.(2)	16,000,000	(4)	18.55%	–	–
1515 Broadway New York, NY 10036

Lord, Abbett & Co. LLC(2)	12,824,272		14.87%	–	–
90 Hudson Street Jersey City, NJ 07302

Lazard Asset Management LLC(2)	9,023,299	(5)	10.46%	–	–
30 Rockefeller Plaza New York, NY 10112

AXA Financial, Inc.(2)	5,998,083	(6)	6.95%	–	–
1290 Avenue of the Americas New York, NY 10104

Goldman Sachs Asset Management, L.P.(2)	4,493,320	(7)	5.21%	–	–
32 Old Slip New York, NY 10005

Norman J. Pattiz(3)	380,330	(8)	*	291,710	99.9%
9540 Washington Blvd. Culver City, CA 90232

David L. Dennis	172,210	(8)	*	–	–

Gerald Greenberg	44,000	(9)	*	–	–

Dennis F. Holt	63,000	(9)	*	–	–

	Aggregate Number of Shares
	Beneficially Owned(1)

	Common Stock			Class B Stock

Name and Address of Beneficial Owner	Number		Percent	Number	Percent

Joseph B. Smith	71,000	(9)	*	–	–

Steven A. Lerman	83,000	(10)	*	–	–

Joel Hollander	454,000	(10)	*	–	–

Albert Carnesale	–		*	–	–

Grant F. Little, III	–		*	–	–

Walter Berger	–		*	–	–

Charles I. Bortnick(12)	295,000	(10)	*	–	–

Peter Kosann	188,000	(10)	*	–	–

Andrew Zaref	45,000	(10)	*	–	–

All Current Directors and Executive Officers as a Group (13 persons)	1,795,540	(11)	2.08%	291,710	99.9%

*Represents less than one percent (1%) of the Company’s outstanding shares of Common Stock.

(1)	The persons in the table have sole voting and investment power with respects to all shares of Common Stock and Class B Stock, unless otherwise indicated.
(2)	Tabular information and footnotes 4, 5, 6, 7 and 8 are based on information contained in the most recent Schedule 13D/13G filings made available to the Company.
(3)	Mr. Pattiz owns Common Stock and Class B Stock representing approximately 14.8% of the total voting power of the Company.
(4)	These shares are owned by CBS Radio Network Inc., a wholly-owned subsidiary of CBS Radio Media Corporation, which in turn is a wholly-owned subsidiary of CBS Radio Inc. (“CBS Radio”), a wholly-owned subsidiary of CBS Corporation, but may also be deemed to be beneficially owned by: (a) NAIRI, Inc. (“NAIRI”), which owns approximately 71.2% of CBS Corporation ’s voting stock, (b) NAIRI’s parent corporation, National Amusements, Inc. (“NAI”), and (c) Sumner M. Redstone, who is the controlling shareholder of NAI. Such amount does not include 2,000,000 shares underlying warrants held by CBS Radio. As of December 31, 2005, CBS Radio Network Inc. has shared voting power and shared dispositive power with respect to 16,000,000 shares.
(5)	As of December 31, 2005, Lazard Asset Management LLC has sole voting power with respect to 8,947,206 shares and sole dispositive power with respect to 9,023,299 shares.
(6)	As of December 31, 2005, AXA Financial, Inc. has sole voting power with respect to 5,502,680 shares, shared voting power with respect to 292,800 shares and sole dispositive power with respect to 5,998,083 shares.
(7)	As of December 31, 2005, Goldman Sachs Asset Management, L.P. has sole voting power with respect to 4,188,245 shares and sole dispositive power with respect to 4,493,320 shares.
(8)	In the case of Mr. Pattiz, such amount includes stock options for 342,000 shares granted under the Company 1989 Stock Incentive Plan (the “1989 Plan”) and the Company 1999 Stock Incentive Plan (the “1999 Plan”). In the case of Mr. Dennis, such amount includes stock options for 123,000 shares granted under the 1989 Plan and the 1999 Plan.
(9)	Represents stock options granted under the Company 1989 Plan and/or the 1999 Plan. Such does not include 1,673 restricted stock units (“RSUs”) granted under the Westwood One, Inc. 2005 Equity Compensation Plan (the “2005 Plan”), which vest on May 19, 2006, and which have no voting rights until shares are distributed in accordance with their terms.

(10)	Represents stock options granted under the 1989 Plan and/or the 1999 Plan.
(11)	Includes stock options for 1,708,000 shares granted under the 1989 Plan and the 1999 Plan. Does not include 6,692 RSUs granted under the 2005 Plan which vest on May 19, 2006, and which have no voting rights until shares are distributed in accordance with their terms.
(12)	On April 13, 2006, Mr. Bortnick resigned from the Company, effective April 30, 2006.

How is the Board of Directors structured and what are their terms?
      The Board of Directors is divided into three classes (Class I, II, and III), each class serving for three-year terms, which terms are staggered. The Board of Directors currently is comprised of eleven individuals. Only one class of directors is elected at each annual meeting. The Company’s certificate of incorporation provides that at least 33 1/3 % of directors must be independent outside directors. Such independent directors are elected by holders of Common Stock voting alone as a class. Pursuant to the Company’s certificate of incorporation, holders of Common Stock, voting alone, have the right to elect 20% of the Board of Directors, which is currently three directors. The independent directors will be elected each year, as set forth below. The remaining members of the Board are elected by all shareholders voting together as a single class.
How many Board members are Independent under the listing standards of the New York Stock Exchange?
      Pursuant to our Corporate Governance Guidelines, a copy of which is available on our website (www.westwoodone.com – under the caption “Investor Relations”), the Board of Directors is required to affirmatively determine that a majority of the directors is independent under the listing standards of the New York Stock Exchange (the “NYSE”). In accordance with the Guidelines, the Board of Directors undertakes an annual review of director independence. During this review, the Board considers all transactions and relationships between each director or any member of his immediate family and the Company and its affiliates. The purpose of this review is to determine whether any such relationships or transactions is considered a “material relationship” that would be inconsistent with a determination that a director is independent. The Board has not adopted any “categorical standards” for assessing independence, preferring instead to consider and disclose existing relationships with the non-management directors and the Company. The Board observes all criteria for independence established by the NYSE and other governing laws and regulations.
      As a result of this review, the Board of Directors affirmatively determined that six directors are “independent” under the listing standards of the NYSE. The independent directors are Messrs. Carnesale, Dennis, Greenberg, Holt, Little and Smith. In determining that these six directors are independent, the Board reviewed the NYSE corporate governance rules and also determined that the following relationship is not a material relationship and therefore does not affect the independence determination: Mr. Holt has been the Chairman, Chief Executive Officer and owner (along with his spouse) of U.S. International Media LLC and Chairman, Chief Executive Officer and owner (along with his spouse) of Patriot Communications LLC, which purchased approximately $724,453 and $222,190, respectively, of advertising time from the Company on behalf of its clients for 2005. The Board determined that this relationship is not material based upon the fact that the value of the advertising time purchased is immaterial financially to the Company, on the one hand, and U.S. International Media LLC and Patriot Communications LLC (either combined or separately), on the other hand.
How does the Board select nominees for the Board?
      The Nominating and Governance Committee, which consists solely of independent directors, considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Nominating and Governance Committee in writing and include supporting materials the shareholder considers relevant to the potential candidate’s qualifications.
      Once a prospective nominee has been identified, the Nominating and Governance Committee, either with or without Board input, determines whether to conduct a full evaluation of the candidate. The preliminary determination is primarily based on the need for additional Board members to fill vacancies or to expand the size of the Board as well as a result of its review of the composition of the Board in light of the characteristics of independence, diversity, age, skills, experience, availability of service to Westwood One and other Board needs, including but not limited to audit committee financial expertise. After completing their evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to who should be nominated and the Board determines the nominee.

Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?
      The directors and nominees for director of the Company are:

					Committee Assignments

							Nominating
							and
		Director		Term	Audit	Compensation	Governance
Name	Age	Since	Class	Expires	Committee	Committee	Committee

Gerald Greenberg (Independent)	63	1994	III	2008	*	**	*

Steven A. Lerman	59	1995	III	2008

Joel Hollander	50	1999	III	2008

Norman J. Pattiz	63	1974	I	2007

Joseph B. Smith (Independent)	78	1994	I	2007	*	*

Dennis F. Holt (Independent)	69	1999	I	2007			*

Peter Kosann	36	2006	I	2007

David L. Dennis (Independent)	57	1994	II	2006		*	**

Albert Carnesale (Independent)	69	2005	II	2006			*

Grant F. Little, III (Independent)	41	2006	II	2006	*

Walter Berger	50	2006	II	2006
       *Member
      **Chair
      The principal occupations of the four director nominees (Messrs. Dennis, Carnesale, Little and Berger) and each of the other eight directors are as follows:
      Mr. Dennis – has been a director of the Company since May 24, 1994. Mr. Dennis has been a Managing Director of Pacific Venture Group, a healthcare venture capital firm, since November 2004. Mr. Dennis was a private investor and consultant from December 2002 to November 2004. Mr. Dennis served as Vice Chairman, Co-President, Chief Corporate Officer and Chief Financial Officer of Tenet Healthcare, a hospital owner and healthcare provider, from March 2000 through November 2002. Mr. Dennis served as Managing Director, Investment Banking for Donaldson, Lufkin & Jenrette Securities Corporation from April 1989 to February 2000.
      Dr. Carnesale – has been a director of the Company since August 3, 2005. Dr. Carnesale has been the Chancellor of the University of California, Los Angeles (UCLA) since July 1, 1997, a post from which he is resigning at the end of June 2006. Prior to his current position, Dr. Carnesale served for 23 years as Professor of Public Policy and Administration at Harvard University’s John F. Kennedy School of Government. During that period, Dr. Carnesale also served as Provost of the University (October 1994 – June 1997) and Dean of the Kennedy School (November 1991 – December 1995). Dr. Carnesale is a director of Teradyne, Inc.
      Mr. Little – has been a director of the Company since March 14, 2006. Mr. Little is the Chief Executive Officer and Founder of Hudson Advisory Partners (“Hudson”). Founded in August 2005, Hudson assists companies and entrepreneurs on business and capital strategy with a long-term orientation and alignment of interests. Prior to Hudson, Mr. Little spent thirteen years (1987 – 2000) with Donaldson, Lufkin & Jenrette in its investment banking division, until it was acquired by Credit Suisse First Boston (“CSFB”) in late 2000. Mr. Little was a Managing Director in the Investment Banking Division of CSFB based in Los Angeles from late 2000 to August 2005. He served as a consultant to CSFB until December 2005. During his investment banking career, Mr. Little worked with companies in various stages of development (start-up, high-growth, mature and restructuring), executed a multitude of products (e.g., capital raising including debt and equity in public and private markets, buy and sell-side M&A and restructurings) and worked with companies in a variety of industries (e.g., retail, manufacturing, healthcare, real estate, gaming and media) in executing their capital strategies.
      Mr. Berger – has been a director of the Company since April 4, 2006. Mr. Berger has been the Executive Vice President and Chief Financial Officer of CBS Radio Inc. since January 2006. Mr. Berger was the Executive Vice President, Chief Financial Officer, and a member of the Board of Directors of Emmis Communications Corporation from 1999 to 2005. Prior to Emmis, Mr. Berger served as Group President of the Energy Marketing Division for LG&E Energy Corporation, where he previously served as Executive Vice President and Chief Financial Officer. Mr. Berger is a cum laude graduate of the University of Massachusetts, Amherst, with a degree in business administration. He is also a C.P.A. who serves on numerous civic boards and committees.
      Mr. Greenberg – has been a director of the Company since May 24, 1994. Since February 2001, Mr. Greenberg has been President of Mirage Music Entertainment, a company which owns the Mirage Record label. From April 1993 to January 2001, Mr. Greenberg served as President of MJJ Music, a Michael Jackson/ Sony owned record label.
      Mr. Hollander – has been a director of the Company since September 22, 1999. Mr. Hollander has been the Chairman and Chief Executive Officer of CBS Radio Inc. (formerly known as Infinity Broadcasting Corporation (“Infinity”)) since January 2005. Mr. Hollander was the Chief Operating Officer of Infinity from June 2003 to December 2004. Mr. Hollander was the Company’s President and Chief Executive Officer from October 1998 to June 2003. Mr. Hollander was Vice President and General Manager of Infinity’s New York radio station WFAN from April 1992 to October 1998. Mr. Hollander is Chairman of the CJ Foundation for SIDS and a member of the Board of Directors of Tomorrows Children’s Fund.
      Mr. Holt – has been a Director of the Company since September 22, 1999. Mr. Holt was a director of Metro Networks, Inc. from October 1996 through September 22, 1999. Mr. Holt has been the Chairman and Chief Executive Officer of Patriot Communications LLC since March 1999. Patriot Communications LLC is one of the largest telecommunications service bureaus in the United States. Mr. Holt was also the Chairman and Founder of Initiative Media (formerly Western International Media Corporation) since from the Company’s founding in 1970 through January 2002. In March 2004, Mr. Holt founded US International Media, a media buying service. Mr. Holt is a director of United Online (a member of its Compensation Committee); USC Annenberg School for Communication; USC School of Policy, Planning and Development; St. John’s Hospital; and the Los Angeles Police Foundation. Mr. Holt also serves as a member of Skull and Dagger, the Silver Shield Foundation and the SKIRBALL Cultural Center. Mr. Holt is an associate of the California Institute of Technology. Mr. Holt was awarded the Horatio Alger Association award in 1998.
      Mr. Kosann – was appointed to the Board of Directors of the Company on January 1, 2006, when he became President and Chief Executive Officer of Westwood. Prior to such time, Mr. Kosann was President, Sales of the Company since May 2003 and Co-Chief Operating Officer since April 2005. Mr. Kosann was the Company’s Executive Vice President – Network Advertising Sales from January 2001 to May 2003; Senior Vice President – Affiliate Sales and New Media from December 1999 to January 2001 and Vice President – Affiliate Sales from May 1999 to December 1999. Mr. Kosann was employed by Bloomberg Financial Markets from November 1992 to May 1999 in several media sales and business development capacities.
      Mr. Lerman – has been a director of the Company since April 19, 1995. Since 1986, Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC and is currently the manager of that firm. Mr. Lerman, while not an employee of CBS Radio, serves as the General Counsel of CBS Radio. Mr. Lerman was a director of CBS Radio from February 1992 through December 1996. Mr. Lerman is a member of the Board of Directors and the Vice President-Development of the Mid-Atlantic Regional Advisory Board of the University of Pennsylvania. Mr. Lerman is also a member of the University Committee for Undergraduate Financial Aid of the University of Pennsylvania.
      Mr. Pattiz – founded the Company in 1976 and has held the position of Chairman of the Board since that time. He was also the Company’s Chief Executive Officer until February 3, 1994. From May 2000 to March 2006, Mr. Pattiz served as an appointee of both President Clinton and President Bush on the Broadcasting Board of Governors of the United States of America, which oversees all U.S. non-military international broadcast services. Mr. Pattiz was responsible for conceiving and launching Radio Sawa and Alhurra Television, the U.S. Government’s

Arabic-language radio and TV services to the 22 countries of the Middle East. Mr. Pattiz serves as a Regent of the University of California. He also serves on the Board of the Annenberg School of Communication at the University of Southern California, the Board of Trustees of the Museum of Television & Radio and is past president of the Broadcast Education Association. He is a member of the Council on Foreign Relations and the Pacific Council on International Policy.
      Mr. Smith – has been a director of the Company since May 24, 1994. He was previously a director of the Company from February 1984 until February 3, 1994. Since April 1993, Mr. Smith has been the President of Unison Productions, Inc., through which he serves as an industry consultant involved in a number of projects in the entertainment business.
What committees has the Board established and what are the roles of the Committees?
      The Board of Directors has an Audit Committee, Nominating and Governance Committee and Compensation Committee. The Board has adopted a written charter for each of these committees. The full text of each charter and the Company’s Corporate Governance guidelines are available on the Company’s website at www.westwoodone.com and are available in print to any shareholder upon request. Committee membership is composed entirely of non-employee, independent members of the Board of Directors. Under their respective Charters, each of these committees is authorized and assured of appropriate funding to retain and consult with external advisors, consultants and counsel.
The Audit Committee
      The current members of the Audit Committee are Messrs. Greenberg, Smith and Little. Pursuant to the Sarbanes-Oxley Act of 2002 (the “Act”) and the NYSE listing standards, Messrs. Greenberg, Smith and Little meet the requirements of independence proscribed thereunder. In addition, the Board has determined that Mr. Little is an “audit committee financial expert” pursuant to the Act and the NYSE listing standards. For further information concerning Mr. Little’s qualifications as “audit committee financial expert”, see “Who are the current Board members, what Board Committees do they serve on and what are their backgrounds and qualifications?” above.
      The Audit Committee is responsible for, among other things, the appointment, compensation, retention and oversight of the Company’s independent auditor; reviewing with the independent auditor the scope of the audit plan and audit fees; and reviewing the Company’s financial statements and related disclosures. The Audit Committee meets separately with senior management of the Company, the Company’s General Counsel, the Company’s internal auditor and its independent auditor on a regular basis. For additional information on the Audit Committee’s role and its oversight of the independent auditor during 2005, see “Report of the Audit Committee”. There were ten meetings of the Audit Committee during fiscal 2005.
The Nominating and Governance Committee
      The current members of the Nominating and Governance Committee are Messrs. Dennis (Chair), Holt, Greenberg and Carnesale. Each member of the Nominating and Governance Committee meets the independence requirements of the NYSE. The Nominating and Governance Committee is responsible for overseeing the development and implementation of the Company’s policies and practices with regard to corporate governance. The Nominating and Governance Committee is charged with recommending possible qualified candidates to the Board for election as directors of the Company and to recommend a slate of directors that the Board proposes for election by shareholders at the annual meeting. The Nominating and Governance Committee will also consider, at meetings of the Nominating and Governance Committee, those recommendations by shareholders which are submitted, along with biographical and business experience information, to the Nominating and Governance Committee at the Company’s principal executive office. There were three meetings of the Nominating and Governance Committee in 2005.
The Compensation Committee
      The current members of the Compensation Committee are Messrs. Greenberg (Chair), Dennis and Smith. Each member of the Compensation Committee meets the independence requirements of the NYSE. The Compensation

Committee establishes, oversees and recommends to the Board the implementation of overall compensation policies for senior executive officers as well as for compensation provided to officers pursuant to the Management Agreement and the Chairman of the Board; reviews and approves corporate goals and objectives relative to the compensation of senior executive officers; reviews the results of and procedures for the evaluation of other executive officers by the Chief Executive Officer; at the direction of the Board, establishes compensation for the Company’s non-employee directors; and oversees the administration of all qualified and non-qualified employee compensation and benefit plans, including the stock incentive plans. There were six meetings of the Compensation Committee in 2005.
      The Board may from time to time, establish or maintain additional committees as necessary or appropriate.
How often did the Board meet during 2005?
      The Board met seven times during 2005. Each director, with the exception of Messrs. Moonves and Carnesale, attended more than 75% of the total number of meetings of the Board and Committees on which he or she served. The Board also meets in non-management executive sessions and has selected Mr. Dennis as presiding director for the non-management executive sessions. All directors are expected to attend the Company’s Annual Meeting of Shareholders, and 10 of the 13 then-current directors were present at the 2005 Annual Meeting of Shareholders. The Company does not have a written policy with regard to attendance of directors at the Annual Meeting of Shareholders.
How are directors compensated?
      Cash Compensation: Directors of the Company who are not officers receive $5,000 per meeting attended for their services as directors and $1,875 per meeting attended for their services as committee members. The directors of the Company who served in 2005 as Chair of the Compensation Committee (Mr. Greenberg), Nominating and Governance Committee (Mr. Herdman, then Mr. Holt) and Audit Committee (Mr. Herdman) received $10,000, $0, $10,000 and $15,000, respectively, for their services as the Chairs of such committees in 2005. For 2006, the Directors of the Company who serve as Chairs of the Compensation Committee, Nominating and Governance Committee and Audit Committee shall receive $10,000, $10,000 and $15,000, respectively, for their services as the Chairs of such committees during 2006. During 2005, Messrs. Dennis, Greenberg, Herdman, Holt, Hummer (resigned August 2005) Lerman, Miles, Smith, Suleman and Carnesale received $58,750, $57,500, $66,875, $43,125, $14,375, $32,500, $46,250, $62,500, $32,500 and $10,000, respectively, in Board and Board Committee fees. Mr. Moonves (who resigned effective April 4, 2006) and Mr. Hollander elected not to receive cash compensation for their services as directors in 2005. Mr. Hollander and Mr. Berger have elected not to receive cash compensation for their services as directors in 2006.
      Equity Compensation: Beginning on May 19, 2005, the date of the Company’s 2005 annual meeting of shareholders, directors of the Company who are not officers receive a mandatory grant of $100,000 in value of RSUs each year, which awards are governed by the terms of the 2005 Plan, which became effective in May 2005. Each grant is made on the date of the Company’s annual shareholder meeting. In addition to the foregoing, newly appointed directors who are not officers receive a mandatory grant of $150,000 in value of RSUs on the date such director is appointed to the Company’s Board. Recipients of RSUs are entitled to receive dividend equivalents on the RSUs (subject to vesting) when and if the Company pays a cash dividend on its Common Stock. RSUs awarded to outside directors vest over a three-year period in equal one-third increments on the first, second and third anniversary of the date of the grant, subject to the director’s continued service with the Company. Directors’ RSUs vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2005 Plan. RSUs are payable to outside directors in shares of the Company’s Common Stock. Mr. Moonves (who resigned effective April 4, 2006) and Messrs. Hollander and Lerman elected not to receive in 2005 equity compensation normally provided to non-officer directors. The 2005 Plan does not provide for any mandatory grant of equity compensation to employee directors. Messrs. Hollander, Lerman and Berger have elected not to receive equity compensation in 2006.

Does the Company have a Code of Ethics?
      Yes. The Company has a Code of Ethics that is applicable to all employees, officers and directors of the Company. In addition to its Code of Ethics, the Company has a Supplemental Code of Ethics for its Chief Executive Officer, Chief Financial Officer and Co-Chief Operating Officer. Both the Code of Ethics and the Supplemental Code of Ethics are available on the Company’s website (www.westwoodone.com).
Shareholder Communications with Directors
      The Board has established a process to receive communications from shareholders by email or regular mail. Shareholders may contact any of the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent by email to nonmanagdir@westwoodone.com or by regular mail to Westwood One, Inc., 40 West 57th Street, New York, NY 10019, Attention: Non-Management Directors – 15th Floor.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Messrs. Hollander, Berger and Kosann are officers and/or employees of CBS Radio, which beneficially owns 18.5% of the Common Stock of the Company. CBS Radio manages the business and operations of the Company pursuant to the terms of a Management Agreement (“Management Agreement”). Through the Management Agreement, CBS Radio currently provides to the Company the services of a chief executive officer and a chief financial officer. The Management Agreement was entered into in March 1999 and was subsequently amended to, among other things, extend the Management Agreement until March 31, 2009. Pursuant to the Management Agreement, the Company is obligated to pay to CBS Radio an annual base fee (which base fee is $3,000,000, effective April 1, 2004) subject to an annual increase by a percentage amount equal to the increase based on a specified consumer price index. The expense associated with the Management Agreement in 2005 was $2,853,000.
      In addition, the Company pays to CBS Radio incentive bonus compensation in an amount equal to 10% of the amount by which the Company’s operating cash flow exceeds a target amount for the applicable year, subject to certain adjustments. The Company must also reimburse CBS Radio for certain out-of-pocket expenses incurred by CBS Radio in performing the services contemplated by the Management Agreement consistent with past practice. CBS Radio did not earn an incentive bonus in fiscal 2005 as targeted cash flow levels were not achieved. As additional compensation to CBS Radio under the Management Agreement, CBS Radio was granted seven warrants to purchase an aggregate 4,500,000 shares of the Company’s Common Stock (comprised of two warrants to purchase 1,000,000 Common Stock shares per warrant and five warrants to purchase 500,000 Common Stock shares per warrant). Of the seven warrants issued, the two one million share warrants have an exercise price of $43.11 and $48.36, respectively, and become exercisable if (A) if the average price of the Company’s Common Stock reaches a price of $64.67 and $77.38, respectively, for at least 20 out of 30 consecutive trading days for any period throughout the ten year term of the warrants or (B) upon the termination of the Management Agreement by the Company in certain circumstances as described in the terms of such warrants.
      The exercise price for each of the five remaining warrants is equal to $38.87, $44.70, $51.40, $59.11 and $67.98, respectively. These warrants each have a term of 10 years and become exercisable on January 2, 2005, 2006, 2007, 2008, and 2009, respectively, subject to a trading price condition. The trading price condition specifies the average price of the Company’s Common Stock for each of the 15 trading days prior to January 2 of the applicable year (commencing on January 2, 2005 with respect to the first 500,000 warrant tranche and each January 2 thereafter for each of the remaining four warrants) must be at least equal to both the exercise price of the warrant and 120% of the corresponding prior year 15 day trading average. In the case of the $38.87 warrants, the Company’s average stock price for the 15 trading days prior to January 2, 2005 must have equalled or exceeded $40.66 for the warrants to have become exercisable. The average stock price for the 15 trading days prior to January 2, 2005 did not equal or exceed $40.66, and therefore, the first of the five warrants to purchase 500,000 common shares did not become exercisable and is no longer eligible to become exercisable. In the case of the $44.70 warrants, the Company’s average stock price for the 15 trading days prior to January 2, 2006 must have equalled or exceeded $31.37 for the warrants to have become exercisable. The Company’s stock did not equal or exceed $31.37 for the 15 trading days prior to January 2, 2006 and, therefore, the second of the five warrants to purchase 500,000 common shares did not become exercisable and is no longer eligible to become exercisable.
      The Company and CBS Radio also have entered into a registration rights agreement with respect to the shares of Common Stock issuable upon exercise of the warrants pursuant to which the Company granted to CBS Radio specified demand and registration rights.
      The Management Agreement provides that all transactions (other than the Management Agreement and Representation Agreement (as described below) to operate the CBS Radio Networks which were ratified by the Company’s shareholders) between the Company and CBS Radio or its affiliates will be on a basis that is at least as favorable to the Company as if the transaction were entered into with an independent third party. In addition, subject to specified exceptions, all agreements between the Company and CBS Radio or any of its affiliates must be approved by the Company’s Board of Directors.
      The Company has a Representation Agreement with CBS Radio to operate the CBS Radio Networks until March 31, 2009. The Company retains all revenue and is responsible for all expenses of the CBS Radio Networks. In addition, a number of CBS Radio’s radio stations are affiliated with the Company’s radio networks and the Company purchases several programs from CBS Radio. During 2005, the Company incurred expenses aggregating approximately $78,388,000 under the Representation Agreement and for CBS Radio affiliations and programs.
      Mr. Lerman has been a member of the Washington, D.C. law firm of Leventhal, Senter and Lerman, PLLC since 1986. From time to time, the Company engages Leventhal, Senter and Lerman, PLLC in certain matters. The fees associated with those engagements aggregated approximately $17,000 in 2005. In addition, Leventhal, Senter and Lerman PLLC provides services to CBS Radio and Mr. Lerman serves as CBS Radio’s General Counsel.
      Mr. Holt has been the Chairman and Chief Executive Officer of U.S. International Media LLC since March 2004 and the Chairman and Chief Executive Officer of Patriot Communications LLC since March 1999. Mr. Holt, along with his spouse, owns 100% of Patriot Communications LLC and U.S. International Media LLC. U.S. International Media LLC is a media buying service that purchased approximately $724,453 of advertising time from the Company on behalf of its clients for 2005. Patriot Communications LLC is a provider of telecommunications services that purchased approximately $222,190 of advertising time from the Company on behalf of its clients for 2005.
      Mr. Berger, who was elected as a director on April 4, 2006, was previously the Executive Vice President, Chief Financial Officer of Emmis Communications Corporation, an operator of radio and television stations throughout the United States. Many of the radio stations owned by Emmis broadcast programming produced by the Company. During 2005, the Company paid Emmis owned stations approximately $513,317 pursuant to the terms of the stations’ affiliation agreements with the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and more than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, or written representations from its directors and executive officers, the Company believes that during 2005 its executive officers, directors and more than ten percent beneficial owners complied with all SEC filing requirements applicable to them.
Report of the Audit Committee
      The Audit Committee operates pursuant to its Charter, which was revised and approved by the Board of Directors and is available on the Company’s website (www.westwoodone.com). The Charter, which complies with applicable SEC regulations, and NYSE rules, addresses five broad areas of responsibility of the Audit Committee:

1)	Reviewing and discussing the preparation of quarterly and annual financial reports with the Company’s management and its independent auditors;
2)	Supervising the relationship between the Company and its independent auditors, including discussing the matters required by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” (“SAS 61”) and PCAOB “Auditing Standard No. 2” An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements” (“PCAOB 2”) with its independent auditors, evaluating the independence of the auditors in accordance with Independence Standards Board Standard No. 1, as amended “Independence Discussions with Audit Committees”, and recommending their appointment or removal and reviewing the scope of their audit and non-audit services and related fees;
3)	Overseeing management’s implementation of effective systems of internal controls;
4)	Reviewing and approving the internal corporate audit staff functions; and
5)	Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct.

      The Audit Committee has reviewed and discussed, with both management and its independent auditors all financial statements prior to their filing with the SEC. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant issues with the Audit Committee. The Audit Committee also held discussions with the Company’s independent auditors concerning the matters required to be discussed by SAS 61, PCAOB 2 and other PCAOB and SEC regulations as such may be modified or supplemented.
      The Audit Committee appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditors for the year ended December 31, 2006 and reviewed with the Company’s financial managers, the independent auditors and the director of internal audit, PWC’s overall audit scopes and plans.
      The Audit Committee also discussed with PWC their independence and received from PWC the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee pre-approved PWC’S audit and audit related fees and has determined that the provision of non-audit services by PWC is compatible with maintaining their independence.
      The Audit Committee also has discussed with the Company’s independent auditors, with and without management present, their recommendations regarding the Company’s internal accounting controls and the overall quality of the Company’s financial reporting and disclosures.
      The Audit Committee frequently met in private session separately with the senior members of the Company, the Company’s director of internal audit, the Company’s General Counsel and the Company’s independent auditors. Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC. The Audit Committee also recommended to the Board the approval of the Company’s independent auditors for the year ending December 31, 2006.
Fees to Independent Auditors
      The following table presents fees for professional services rendered by PWC for the audit of the Company’s financial statements for fiscal years 2005 and 2004 as well as fees billed for audit-related services, tax services and all other services rendered by PWC for 2005 and 2004.

	2005	2004
(in thousands)
(1) Audit Fees	$600	$830
(2) Audit-Related Fees (a)	–	35
(3) Tax Fees	–	–
(4) All Other Fees	–	–

(a)	Such services included employee benefit plan audits, audits required by state municipalities, internal control reviews and consultations regarding financial accounting and reporting standards.
      As discussed above, all audit-related services were approved by the Audit Committee, which concluded that the provision of such services by PWC did not impair that firm’s independence in the conduct of the audit.
Audit Committee Pre-Approval Policies and Procedures
      All services provided to the Company by PWC in 2005 were pre-approved by the Audit Committee. Under the Company’s pre-approval policies and procedures, the Chair of the Audit Committee is authorized to pre-approve the engagement of PWC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services.
Submitted by the Audit Committee
Robert K. Herdman, Chair of the Audit Committee
     (through April 12, 2006, the date of his resignation from the Board)
Gerald Greenberg
Grant F. Little, III
Joseph B. Smith

EXECUTIVE COMPENSATION
Report of the Compensation Committee
What are the duties and responsibilities of the Compensation Committee in establishing compensation?
      The Compensation Committee has the following responsibilities pursuant to its Charter (a copy of which is available on the Company’s website at www.westwoodone.com):

•	Establish, oversee and recommend to the Board the implementation of overall compensation policies for senior executive officers as well as for compensation provided to officers pursuant to the Management Agreement and the Chairman of the Board;
•	Review and approve corporate goals and objectives relative to the compensation of senior executive officers;
•	Review the results of and procedures for the evaluation of other executive officers by the Chief Executive Officer;
•	At the direction of the Board, establish compensation for the Company’s non-employee directors; and
•	Oversee the administration of all qualified and non-qualified employee compensation and benefit plans, including stock incentive plans.
      Each of the members of the Compensation Committee is independent with the meaning of the Company’s Corporate Governance Guidelines and the listing standards of the NYSE.
      In carrying out its responsibilities, the Compensation Committee is authorized to engage outside advisors to consult with the Committee as it deems appropriate.
What are the objectives of the Company’s executive compensation policy?
      The objective of the Company’s executive compensation policy is to attract, retain and motivate management in a manner that is in the best interests of the Company’s shareholders. To meet that objective, compensation for senior executive officers and other management is comprised of three components: a base salary, an annual incentive bonus and periodic grants of equity-based awards. The Compensation Committee believes the granting of equity-based awards more closely aligns the interest of executives and management to the interests of the Company’s shareholders.
      Tax Deductibility Under Section 162(M). Current U.S. tax law has a $1,000,000 annual tax deduction limit on compensation the Company pays to the Chief Executive Officer (“CEO”) and the four other most highly compensated executive officers. The limit does not apply to “performance-based” compensation (as defined under the Internal Revenue Code of 1986, as amended and related regulations (the “Code”). In general, compensation is performance-based only if payment is contingent upon attainment of pre-established objective performance goals that are set by the Compensation Committee. The Compensation Committee may use its discretion to set actual compensation below the maximum amount calculated by application of the Company performance criteria. The Committee’s general policy is to structure compensation programs that allow the Company to fully deduct the compensation under Section 162(M) requirements. The Compensation Committee also believes that the Company needs flexibility to meet its incentive and retention objectives, even if the Company may not deduct all of the compensation.
How is the compensation of the Company’s Chief Executive Officer determined?
      The services of the Company’s CEO are provided by CBS Radio pursuant to the terms of the Management Agreement, which was approved by the Company’s shareholders. In consultation with CBS Radio, the Compensation Committee determines the base salary and incentive bonus payable to the CEO. Additionally, the Compensation Committee determines the size and frequency of any stock-based compensation provided to the CEO. In making that determination, the Compensation Committee considered past practices, experience and the Company’s overall financial performance.

How were the base salaries, bonuses and levels of stock option grants determined for the Chairman of the Board and other executive officers?
Compensation for the Chairman of the Board
      Mr. Pattiz, in his role as Chairman of the Board of Westwood, has continued to emphasize the Company’s values and assist the Company in its endeavors throughout 2005. The Board is pleased with Mr. Pattiz’ leadership, and accordingly, in 2003 the Compensation Committee together with the full Board extended Mr. Pattiz’ existing contract for an additional five (5) years, commencing December 1, 2003 and continuing through November 30, 2008. Mr. Pattiz’ base salary is $400,000 per annum. Pursuant to an amendment to his existing contract, approved by the full Board in November 2005, beginning on December 1, 2005 and on each subsequent December 1 of his term of employment, Mr. Pattiz is entitled to a non-qualified option to purchase 25,000 shares of Common Stock of the Company and 8,333 RSUs, each pursuant to the terms of the 2005 Plan. Prior to such amendment, Mr. Pattiz was entitled to an annual stock option grant to acquire 50,000 shares of Common Stock on December 1st of each contract year; such stock options remain subject to the terms and conditions set forth in the stock option agreements between Mr. Pattiz and the Company, as amended on May 25, 2005. Additionally, for services rendered by Mr. Pattiz in 2005, Mr. Pattiz was awarded 4,167 RSUs and a non-qualified option to purchase 12,500 shares of Common Stock of the Company on December 7, 2005.
Compensation of the Other Executive Officers
      Executive officers receive annual compensation (excluding employee benefits), which is comprised of base salary and incentive compensation. Incentive compensation consists of a cash bonus and equity based awards. In awarding compensation, we consider the financial results of the Company and individual managerial performance as well as an individual’s performance in achieving strategic business objectives. We believe the compensation of our executives is sufficient to motivate our executives to enable the Company to be competitive to both attract and retain executives, which we believe is critical to the Company’s long-term success and the creation of shareholder value.
      In determining base salary, we consider an individual’s performance, experience and responsibilities. Base salary creates a secure base of cash compensation, which is competitive in the industry. With regard to individual performance, we rely to a large extent on the CEO’s evaluation of an individual executive officer’s performance. Incentive compensation, consisting of both cash incentives and long-term incentives (equity), reflects overall Company performance and operating group performance, where appropriate. Long-term incentives previously provided in the form of stock options under the 1989 Plan and 1999 Plan vest over a period of five years and if granted under the 2005 Plan, vest over a period of approximately four years. We believe that equity-based compensation, the value of which depends on the Company’s future performance and stock price, provides a continuous incentive to executive officers and aligns their interests to our shareholders.
The Compensation Committee
The Compensation Committee consists of the following individuals:
Gerald Greenberg, Chair of the Compensation Committee
David L. Dennis
Joseph B. Smith
Compensation Committee Interlocks and Insider Participation
      As stated above, the Company’s Compensation Committee is comprised solely of independent outside directors. The Compensation Committee consists of Mr. Greenberg, Mr. Dennis and Mr. Smith. The Company has no interlocking relationships or other transactions involving any of our Compensation Committee members that are required to be reported pursuant to applicable SEC rules.

EXECUTIVE OFFICERS
      The following is a list of the Company’s Chief Executive Officers and each of the Company’s other executive officers (the “Named Executive Officers”) for 2005:

Norman J. Pattiz	The Company’s Chairman of the Board.

Peter Kosann	The Company’s CEO and President (as of January 1, 2006); formerly Co-Chief Operating Officer (as of April 2005) and President, Sales (2005).

Shane Coppola	The Company’s CEO and President (through December 8, 2005).

Joel Hollander	The Company’s Interim CEO and President (December 8, 2005 through December 31, 2005).

Andrew Zaref	The Company’s Executive Vice President and Chief Financial Officer.

Charles I. Bortnick	The Company’s Co-Chief Operating Officer (through April 30, 2006).
      The professional background of the executive officers who are not also directors of the Company follows:
Andrew Zaref
      Andrew Zaref (age 40) serves as the Company’s Executive Vice President and Chief Financial Officer and is responsible for the Company’s financial affairs. Prior to joining the Company in January 2004, Mr. Zaref served as an Audit Partner in the Information, Communications, and Entertainment practice of KPMG LLP. While at KPMG, Mr. Zaref played a key role in advising numerous high profile media and technology clients. Mr. Zaref is a CPA licensed in New York State.
Charles I. Bortnick
      Charles I. Bortnick (age 52) has been Co-Chief Operating Officer of the Company since April 2005 and served as Chief Operating Officer of the Company from August 2002 to April 2005. From September 1999 to July 2002, Mr. Bortnick served as Chief Operating Officer/ President of Westwood’s Metro Networks/ Shadow Broadcasting Services. From 1996 until the Westwood One/ Metro Networks merger in September 1999, Mr. Bortnick served as President of Metro Networks. Mr. Bortnick is a board member of the Radio Advertising Bureau and the March of Dimes AIR Awards. On April 13, 2006, Mr. Bortnick resigned from the Company, effective April 30, 2006.
Employment Agreements
      The Company has a written employment agreement with Mr. Pattiz, effective October 27, 2003, pursuant to which Mr. Pattiz is to serve as Chairman of the Board of the Company for a five-year term ending November 30, 2008 at an annual salary of $400,000. Pursuant to an amendment to his existing contract, effective November 28, 2005, beginning on December 1, 2005 and on each subsequent December 1 of his term of employment, Mr. Pattiz is entitled to a non-qualified option to purchase 25,000 shares of Common Stock of the Company and 8,333 RSUs, each pursuant to the terms of the 2005 Plan. Prior to such amendment, Mr. Pattiz was entitled to an annual stock option grant to acquire 50,000 shares of Common Stock on December 1st of each contract year; such stock options remain subject to the terms and conditions set forth in the stock option agreements between Mr. Pattiz and the Company, as amended on May 25, 2005. The agreement also provides additional benefits to Mr. Pattiz which are standard for executives in the industry. The agreement generally will be terminable by Mr. Pattiz upon ninety days’ written notice to the Company; it will be terminable by the Company only in the event of death, permanent and total disability, or for “cause.” In the event of permanent and total disability, Mr. Pattiz will receive his base salary for the following twelve months and 75% of his base salary for the remainder of the term of the agreement. In the event of a “change of control,” as defined in the agreement, any unvested options granted pursuant to this agreement will become immediately exercisable and Mr. Pattiz will continue to receive any base compensation he would have otherwise been entitled to receive for the remaining term of the agreement. In addition, Mr. Pattiz has full “piggy back registration rights” and limited demand registration rights with respect to any and all of the Common Stock owned by Mr. Pattiz.

      Until the time of Mr. Bortnick’s resignation on April 13, 2006 (effective April 30, 2006), the Company had a written employment agreement with Mr. Bortnick through December 31, 2006, pursuant to which Mr. Bortnick served as the Company’s Chief Operating Officer. Mr. Bortnick’s agreement provided for an annual salary of $450,000, $475,000 and $500,000, respectively, and a bonus potential of $325,000, $350,000, and $350,000, in 2004, 2005 and 2006, respectively. In addition, the agreement provided additional benefits which are standard for executives in the industry, including participation in the Company’s stock option plan. Under the terms of the employment agreement, if the agreement was not renewed, Mr. Bortnick was entitled to a payment equivalent to ninety days’ base pay. In connection with his separation from the Company on April 13, 2006, Mr. Bortnick entered into a separation agreement. Pursuant to the terms of the separation agreement, the Company will continue to pay Mr. Bortnick his base salary ($500,000) through December 31, 2006, in accordance with the Company’s current payroll practice, and will pay three months of Mr. Bortnick’s COBRA premiums for May to July 2006. In exchange for such compensation, Mr. Bortnick released the Company and all its related parties from any and all future claims relating to his employment at the Company. Mr. Bortnick also ratified and reaffirmed the confidentiality, non-competition and non-solicitation provisions set forth in Sections 8(a) through 8(d) of his employment agreement. Finally, Mr. Bortnick agreed to extend the terms of his non-competition and non-solicitation provisions (set forth in Sections 8(c) and 8(d) of his employment agreement) through April 30, 2008.
      The Company has a written employment agreement with Mr. Zaref effective January 1, 2004, pursuant to which Mr. Zaref is to serve as the Chief Financial Officer for a three-year term ending December 31, 2006 at an annual salary of $350,000, $375,000 and $400,000 in 2004, 2005 and 2006, respectively. In addition to his salary Mr. Zaref is eligible for a potential annual bonus of $150,000, $175,000 and $200,000 in 2004, 2005 and 2006, respectively, and stock option grants as determined by the Compensation Committee of the Board of Directors. In addition, the Agreement provides additional benefits standard for executives in the industry. The Agreement is terminable by the Company in the event of death, permanent and total disability or for “cause”. In the event of a “change of control” (as defined in his employment agreement), Mr. Zaref shall have 30 days to terminate his employment for “good reason”. In such event Mr. Zaref would be entitled to the following through the remainder of the term of his employment agreement: (i) his base salary, (ii) his bonus compensation (which bonus compensation would be forfeited if Mr. Zaref secured future employment or engaged in other entrepreneurial or consulting activity); and (iii) medical and dental insurance coverage provided by COBRA. CBS Radio reimburses the Company for Mr. Zaref’s salary and bonus under the Management Agreement, pursuant to which CBS Radio provides the Company with the services of a chief financial officer.
EXECUTIVE COMPENSATION SUMMARY TABLE
      The following table sets forth the compensation received by each of the Company’s Named Executive Officers for the years ending December 31, 2005, 2004 and 2003.

	Annual Compensation

						Long-Term
						Compensation

				Other Annual		Restricted	Securities
Name and	Fiscal			Compensation		Stock	Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)		Awards	Options (#)	Compensation ($)

Norman J. Pattiz	2005	$400,000	–	–		12,500	37,500	–
Chairman of the	2004	400,000	–	–		–	50,000	–
Board	2003	492,000	–	–		–	50,000	–

Joel Hollander(2)	2005	–	–	–		–	–	–
Interim CEO and President

Shane Coppola(3)	2005	–	–	$21,500	(4)	45,000	75,000	–	(7)
CEO and President	2004	–	–	18,000	(4)	–	175,000	–
	2003	–	–	6,000	(4)	–	250,000	–

Charles I. Bortnick(8)	2005	$475,000	$50,000	$7,200	(4)	–	50,000	$3,000	(7)
Co-Chief Operating	2004	459,000	50,000	–		–	75,000	3,000	(7)
Officer	2003	425,000	–	–		–	75,000	3,000	(7)

	Annual Compensation

					Long-Term
					Compensation

				Other Annual	Restricted	Securities
Name and	Fiscal			Compensation	Stock	Underlying	All Other
Principal Position	Year	Salary ($)	Bonus ($)	($)(1)	Awards	Options (#)	Compensation ($)

Andrew Zaref(5)	2005	$417,000	$175,000	$6,000 (4)	–	50,000	$2,000	(7)
Chief Financial Officer	2004	350,000	150,000	–	–	125,000	–

Peter Kosann(6)	2005	$451,000	$225,000	$7,000 (4)	–	50,000	$3,000	(7)
Co-Chief Operating	2004	450,000	200,000	–	–	75,000	3,000	(7)
Officer And President, Sales	2003	399,000	60,000	–	–	75,000	3,000	(7)

(1)	This column includes the aggregate cost to the Company of providing various prerequisites and other personal benefits.
(2)	Mr. Hollander, an employee of CBS Radio, served as the Company’s Interim CEO from December 8, 2005 to December 31, 2005. Mr. Hollander did not receive any cash compensation from the Company or from CBS Radio for serving as the Company’s Interim CEO and President.
(3)	Mr. Coppola assumed his position effective May 14, 2003 pursuant to the terms of the Management Agreement between the Company and CBS Radio. Except as set forth above, Mr. Coppola did not receive any cash compensation from the Company for serving as its CEO and President and received the following compensation from CBS Radio for 2005, 2004 and 2003: (a) for 2005, $631,000 in salary, $631,000 in bonus compensation and $4,000 in all other compensation; (b) for 2004, $581,000 in salary, $582,000 in bonus compensation and $4,000 in all other compensation; and (c) for 2003, $342,000 in salary, $100,000 in bonus compensation and $2,000 in all other compensation. Mr. Coppola was granted 250,000 options to purchase Common Stock in 2003; 175,000 options in 2004 and 75,000 options in 2005. On December 8, 2005, Mr. Coppola resigned from the Company. In connection with his resignation, Mr. Coppola received from the Company 45,000 RSUs in 2005. Also in connection with his resignation from the Company, Mr. Coppola received, or will receive, from CBS Radio (subject to certain conditions): (a) $270,833 in base salary, (b) two lump sum payments aggregating a total of $876,850, (c) reimbursement of COBRA premiums paid by Mr. Coppola prior to May 18, 2006, (d) life insurance coverage until May 18, 2006 under the life insurance policy of CBS Radio and (e) reimbursement of reasonable travel and other expenses in connection with his duties as CEO and President of the Company.
(4)	Other Annual Compensation consists of an automobile allowance from the Company.
(5)	Mr. Zaref was appointed Chief Financial Officer of the Company on January 1, 2004. CBS Radio reimburses the Company for Mr. Zaref’s salary and bonus.
(6)	Mr. Kosann was appointed President, Sales in May 2003 and Co-Chief Operating Officer in April 2005.
(7)	All Other Compensation consisted of Company contributions to the employee Savings and Profit-Sharing Plan. In the case of Mr. Coppola, All Other Compensation consisted of the compensation received by him from CBS Radio in connection with his resignation (see footnote 3 above).
(8)	On April 13, 2006, Mr. Bortnick resigned from the Company, effective April 30, 2006.

      The following two tables provide information on stock option grants made to the Named Executive Officers in 2005, options exercised during 2005 and options outstanding on December 31, 2005.
OPTION GRANTS IN FISCAL YEAR 2005

	Individual Grants

						Potential Realizable
						Value at Assumed
						Annual Rates of
	Number of					Stock Price
	Securities		% of Total			Appreciation for
	Underlying		Options Granted	Exercise or		Option Term
	Options		to Employees in	Base Price	Expiration
Name	Granted (#)		Fiscal Year	($/Share)	Date	5% ($)	10% ($)

Norman J. Pattiz	25,000	(1)	4.0%	18.27	12/01/15	$287,248	$727,942

Norman J. Pattiz	12,500	(1)	2.0%	18.27	12/07/15	143,624	363,971

Shane Coppola	75,000	(2)	12.0%	20.97	3/14/15	989,094	2,506,558

Charles I. Bortnick	50,000	(2)	8.0%	20.97	3/14/15	659,396	1,671,039

Andrew Zaref	50,000	(2)	8.0%	20.97	3/14/15	659,396	1,671,039

Peter Kosann	50,000	(2)	8.0%	20.97	3/14/15	659,396	1,671,039

(1)	These options were granted under the 2005 Plan on December 1 and December 7, 2005 and become exercisable 33% per year on each anniversary date between 2006 and 2008, or 100% upon participant’s retirement, failure to be re-elected, death or upon a change in control.
(2)	These options were granted under the 1999 Plan on March 14, 2005 and become exercisable 20% per year on each anniversary date between 2006 and 2010.
AGGREGATED OPTION EXERCISES IN FISCAL 2005
AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying Unexercised		Value of Unexercised,
			Options at Fiscal		In-the-Money Options
	Shares		Year End (#)		at Fiscal Year End ($)(1)
	Acquired	Value
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Norman J. Pattiz	–	–	342,000	107,500	$702,820	$–

Shane Coppola	–	–	345,000	380,000	–	–

Charles I. Bortnick	–	–	285,000	190,000	–	–

Peter Kosann	–	–	184,000	175,000	–	–

Andrew Zaref	–	–	25,000	150,000	–	–

(1)	On December 30, 2005, the closing per share price for the Company’s Common Stock on the NYSE was $16.30.

Equity Compensation Plan Information
      The following table contains information regarding equity compensation plans, and warrants issued to CBS Radio under the Management Agreement, as of December 31, 2005:

	Number of Securities to
	Be Issued upon Exercise	Weighted Average Exercise	Number of Securities
	of Outstanding Options,	Price of Outstanding Options,	Remaining Available for
Plan Category	Warrants and Rights	Warrants and Rights	Future Issuance

Equity compensation plans approved by security holders

Options(1)	7,787,589	$25.07	9,674,070

Warrants(2)	4,000,000	50.77	N/A

Restricted Stock Units	100,683	N/A	N/A

Equity compensation plans not approved by security holders	–	–	–

Total	11,888,272		9,674,070

(1)	Options included herein were granted or are available for grant as part of the Company’s 1989 Plan, 1999 Plan and/or 2005 Plan that were approved by shareholders of the Company. The Compensation Committee of the Board of Directors approves periodic option grants to executive officers and other employees based on their contributions to the operations of the Company. Also, on May 19, 2005, the stockholders of the Company approved the Company’s 2005 Plan at the Company’s annual meeting of shareholders. Among other things, the 2005 Plan provides for the granting of RSUs of the Company. A maximum of 9,200,000 shares of Common Stock of the Company is authorized for the issuance of awards under the 2005 Plan. Beginning on May 19, 2005, the date of the Company’s 2005 annual meeting of shareholders, outside directors automatically receive a grant of RSUs equal to $100,000 in value on the date of each Company annual meeting of shareholders. Any newly appointed outside director will receive an initial grant of RSUs equal to $150,000 in value on the date such director is appointed to the Company’s Board. Recipients of RSUs are entitled to receive dividend equivalents on the RSUs (subject to vesting) when and if the Company pays a cash dividend on its Common Stock. RSUs awarded to outside directors vest over a three-year period in equal one-third increments on the first, second and third anniversary of the date of the grant, subject to the director’s continued service with the Company. Directors’ RSUs vest automatically, in full, upon a change in control or upon their retirement, as defined in the 2005 Plan. RSUs are payable to outside directors in shares of the Company’s Common Stock. For a more complete description of the provisions of the 2005 Plan, refer to the Company’s 2005 proxy statement in which the 2005 Plan and a summary thereof are included as exhibits, filed with the SEC on April 29, 2005.
(2)	Warrants included herein were granted to CBS Radio in conjunction with the Management Agreement, and were approved by shareholders of the Company on May 29, 2002. Of the seven warrants issued, two warrants to purchase an aggregate of 2,000,000 shares of Common Stock each have an exercise price of $43.11 and $48.36, respectively, and become exercisable: (A) if the average price of the Company’s Common Stock reaches a price of $64.67 and $77.38, respectively, for at least 20 out of 30 consecutive trading days for any period throughout the ten year term of the warrants or (B) upon the termination of the Management Agreement by the Company in certain circumstances as described in the terms of such warrants. Of the remaining five warrants to purchase an aggregate of 2,500,000 shares of Common Stock, the exercise price for each of the five warrants is equal to $38.87, $44.70, $51.40, $59.11, and $67.98, respectively. The five warrants have a term of 10 years (only if they become exercisable) and become exercisable on January 2, 2005, 2006, 2007, 2008, and 2009, respectively. However, in order for the warrants to become exercisable, the average price of the Company’s Common Stock for each of the 15 trading days prior to January 2 of such year (commencing on January 2, 2005 with respect to the first 500,000 warrant tranche and each January 2 thereafter for each of the remaining four warrants) must be at least equal to both the exercise price of the warrant and 120% of the corresponding prior year 15 day trading average. In the case of the $38.87 warrants, the Company’s average stock price for the 15 trading days prior to January 2, 2005 must have equalled or exceeded $40.66 for the warrants to have become exercisable. The average stock price for the 15 trading days prior to January 2, 2005 did not equal or exceed $40.66, and therefore, the first of the five warrants to purchase 500,000 common shares did not become exercisable and is no longer eligible to become exercisable. In the case of the $44.70 warrants, the Company’s average stock price for the 15 trading days prior to January 2, 2006 must have equalled or exceeded $31.37 for the warrants to have become exercisable. The Company’s stock did not equal or exceed $31.37 for the 15 trading days prior to January 2, 2006 and, therefore, the second of the five warrants to purchase 500,000 common shares did not become exercisable and is no longer eligible to become exercisable.

SHAREHOLDER RETURN PERFORMANCE GRAPH
      The performance graph below compares the performance of the Company’s Common Stock to the Dow Jones Equity Market Index and the Dow Jones Media Industry Index for the Company’s last five and ten calendar years. The graph assumes that $100 was invested in the Company’s Common Stock and each index on December 31, 2000 and December 31, 1995.
      The following tables set forth the closing price of the Company’s Common Stock at the end of each of the last five and ten calendar years.
FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
CUMULATIVE TOTAL RETURN

	2000	2001	2002	2003	2004	2005
Base Year
Westwood One	$100	$156	$193	$177	$139	$84
DJ Equity Market	$100	$88	$69	$90	$100	$107
DJ Media Industry	$100	$92	$63	$83	$84	$75
Westwood One Closing Stock Price	$19.31	$30.05	$37.36	$34.21	$26.93	$16.30

TEN-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN
CUMULATIVE TOTAL RETURN

	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005
Base Year
Westwood One	$100	$118	$263	$216	$538	$274	$426	$529	$485	$381	$231
DJ Equity Market	$100	$122	$161	$201	$247	$224	$197	$153	$201	$225	$239
DJ Media Industry	$100	$113	$177	$228	$363	$256	$235	$161	$212	$215	$191
Westwood One Closing Stock Price	$7.06	$8.31	$18.56	$15.25	$38.00	$19.31	$30.05	$37.36	$34.21	$26.93	$16.30

PROPOSAL 1 – ELECTION OF DIRECTORS
      At the annual meeting, holders of Common Stock, voting alone, will elect the independent Class II directors and holders of Common Stock and Class B Stock, voting together, will elect the other Class II director, for three-year terms, until their successors are elected and qualified. The Board of Directors has nominated David L. Dennis (independent director), Albert Carnesale (independent director), Grant F. Little, III (independent director) and Walter Berger to serve three-year terms ending in 2009. All nominees currently serve as Class II directors of the Company. Unless otherwise indicated on any proxy, the persons named as proxy voters on the enclosed proxy card intend to vote the stock represented by each proxy to elect these nominees. The nominees are willing to serve as directors, but should any or all refuse to or be unable to serve, the named proxy holders will vote for one or more other persons nominated by the Board of Directors.
      The election of Messrs. Dennis, Carnesale, Little and Berger will require the affirmative vote of a majority of the votes entitled to be cast and represented in person or by proxy at the meeting. With respect to the election of Mr. Berger, the Common Stock and the Class B Stock vote together as a class. With respect to the election of Messrs. Dennis, Carnesale and Little, the Common Stock votes separately as a class and the Class B Stock will not vote.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF DAVID L. DENNIS, ALBERT CARNESALE, GRANT F. LITTLE, III AND WALTER BERGER AS CLASS II DIRECTORS.
PROPOSAL 2 – SELECTION OF INDEPENDENT ACCOUNTANTS
      Action will be taken at the annual meeting to ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2006. PricewaterhouseCoopers LLP has been the independent accountants of the Company since 1984. The Company knows of no direct or material indirect financial interest of PricewaterhouseCoopers LLP in the Company or of any connection of that firm with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee. We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice.
Representation of Independent Accountants at Annual Meeting
      A representative of PricewaterhouseCoopers LLP will be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
      The affirmative vote of a majority of the Common Stock and Class B Stock, voting together as a single class, represented in person or by proxy at the annual meeting is required to ratify the selection of PricewaterhouseCoopers LLP.
      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP.
OTHER MATTERS
The Board of Directors does not intend to bring other matters before the meeting except items required to conduct the meeting. In addition, the Company has not received notice from any shareholder of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes will vote as recommended by the Board of Directors or, if no recommendation is given, at their discretion.

SOLICITATION
      The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card will be borne by the Company. The Company has requested banks and brokers to solicit their customers who are beneficial owners of Common Stock listed of record in the names of the banks and brokers, and will reimburse these banks and brokers for the reasonable out-of-pocket expenses of their solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid on account of these additional activities. MacKenzie Partners has been retained to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from stockholders. For these services, the Company will pay MacKenzie Partners a fee estimated not to exceed $3,500, plus reimbursement for expenses.
SHAREHOLDER PROPOSALS FOR 2007
      Any shareholder proposal intended for inclusion in the proxy material for the Annual Meeting of Shareholders to be held in 2007 must be received by the Company by December 31, 2006 to be eligible for inclusion in such proxy material. Proposals should be addressed to Andrew Zaref, Executive Vice President and Chief Financial Officer, Westwood One, Inc., 40 West 57th Street, 5th Floor, New York, NY 10019. Proposals must comply with the proxy rules of the SEC relating to shareholder proposals in order to be included in the proxy materials.

By Order of the Board of Directors

David Hillman
Secretary
New York, New York
April 24, 2006

Annual Meeting Proxy Card

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW. The Board of Directors recommends a vote FOR all nominees in Item 1 and FOR Item 2.

A	Election of Directors

1.	Election of Class II Directors. Nominees:
		For	Withhold
	01 — David L. Dennis	☐	☐
	02 — Albert Carnesale	☐	☐
	03 — Grant F. Little, III	☐	☐
	04 — Walter Berger	☐	☐

B	Proposal

		For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

Proxy — Westwood One, Inc.

Proxy for 2006 Annual Meeting of Shareholders for Holders of Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
WESTWOOD ONE, INC.
The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the “Company”), hereby appoints Andrew Zaref and David Hillman as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the 2006 Annual Meeting of Shareholders of the Company to be held on May 16, 2006 at 10:00 a.m., Pacific Time, in The Dayton Meeting Room of the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.
If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of all nominees for directorship listed on the reverse side and FOR proposal 2.
The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Annual Meeting Proxy Card

The proxies present at the Annual Meeting, either in person or by substitute (or if only one shall be present and act, then that one), shall vote the shares represented by this proxy in the manner indicated below by the shareholder. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED ON THIS PROXY, IT WILL BE VOTED FOR ITEMS 1 AND 2 SHOWN BELOW. The Board of Directors recommends a vote FOR the nominee in Item 1 and FOR Item 2.

A	Election of Director

1.	Election of Class II Director. Nominee:
		For	Withhold
	01 — Walter Berger	☐	☐

B	Proposal

		For	Against	Abstain
2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
IMPORTANT: In signing this proxy, please sign your name or names on the signature line in the same way as indicated on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT OWNER MUST SIGN.

Proxy — Westwood One, Inc.

Proxy for 2006 Annual Meeting of Shareholders for Holders of Class B Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
WESTWOOD ONE, INC.
The undersigned shareholder of Westwood One, Inc., a Delaware corporation (the “Company”), hereby appoints Andrew Zaref and David Hillman as the undersigned’s attorneys, agents and proxies, each with full power of substitution to attend and act for the undersigned at the 2006 Annual Meeting of Shareholders of the Company to be held on May 16, 2006 at 10:00 a.m., Pacific Time, in The Dayton Meeting Room of the Beverly Hilton, 9876 Wilshire Boulevard, Beverly Hills, California 90210 and any adjournments thereof, and to represent and vote as designated on the reverse side all of the shares of Class B Stock of the Company that the undersigned would be entitled to vote if personally present at the 2006 Annual Meeting. Whether or not direction is made, this proxy, when properly executed, will be voted as recommended by the Board of Directors or, if no recommendation is given, at the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment or postponement thereof.
If no choice is specified on the reverse side, the proxy will be voted as to all shares of the undersigned FOR the election of the nominee for directorship listed on the reverse side and FOR proposal 2.
The proxies, and each of them, shall have all the powers that the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at the Annual Meeting and hereby ratifies and confirms all that the proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation of this proxy, the proxies are authorized to vote in accordance with their discretion.
PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.